UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2015

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Contribution Agreement

On December 11, 2015, Enviva Partners, LP, a Delaware limited partnership (the “Partnership”) and a subsidiary of Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), entered into and consummated the transactions contemplated by a Contribution Agreement (the “Contribution Agreement”) with Enviva Wilmington Holdings, LLC, a Delaware limited liability company (the “Hancock JV”) that is a joint venture between Enviva Holdings, Hancock Natural Resource Group, Inc. and certain other affiliates of John Hancock Life Insurance Company.  Pursuant to the Contribution Agreement, the Hancock JV contributed to Enviva, LP, a Delaware limited partnership and a wholly owned subsidiary of the Partnership (“Enviva LP”), all of the issued and outstanding limited liability company interests (the “Contributed Interests”) in Enviva Pellets Southampton, LLC, a Delaware limited liability company (“Southampton”), for total consideration of $131 million, consisting of $116 million in cash and 942,023 common units representing limited partner interests in the Partnership.  Southampton owns a wood pellet production plant located in Southampton County, Virginia, capable of producing approximately 510,000 metric tons (“MT”) of wood pellets per year.  The cash consideration was funded by the Partnership with cash on hand and borrowings under the Incremental Term Credit Facilities (as defined below), as discussed in more detail below.

Each of the parties to the Contribution Agreement is an indirect subsidiary of Enviva Holdings.  As a result, certain individuals, including officers and directors of Enviva Holdings GP, LLC, a Delaware limited liability company and the general partner of Enviva Holdings, and officers and directors of Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), serve as officers and/or directors of one or more of such entities. As of the date of this Current Report on Form 8-K (this “Report”), Enviva Holdings indirectly owns 1,347,161 common units and 11,905,138 subordinated units of the Partnership, collectively representing a 53.5% limited partner interest in the Partnership based on the number of common units and subordinated units outstanding. Through its control and ownership of the General Partner, Enviva Holdings also owns the general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

The Conflicts Committee of the General Partner’s board of directors, composed of independent members of the board of directors of the General Partner, retained legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement.  In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership in exchange for the Contributed Interests is fair, from a financial point of view, to the Partnership and common unitholders of the Partnership other than the General Partner, the Hancock JV and their respective affiliates.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.  The Contribution Agreement contains representations and warranties that the parties to the Contribution Agreement made solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Contribution Agreement.  In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.  Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Incremental Term Credit Facilities

In order to finance a portion of the acquisition by the Partnership of the Contributed Interests and to pay related fees and expenses, the Partnership entered into a First Incremental Term Loan Assumption Agreement (the “Assumption Agreement”) on December 11, 2015 providing for $36.5 million aggregate principal amount of term loans under incremental facilities pursuant to its Credit Agreement dated April 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), consisting of (i) $10.0 million aggregate principal amount of Tranche A-3 term advances and (ii) $26.5 million aggregate principal amount of Tranche A-4 term advances (collectively, the “Incremental Term Credit Facilities”).  Prior to the borrowing pursuant to the Incremental Term Credit Facilities, the Credit Agreement provided for $199.5 million aggregate principal amount of senior secured credit facilities (the “Original Credit Facilities” and together with the Incremental Term Credit Facilities, the “Senior Secured Credit Facilities”), and the Partnership is permitted from time to time to request loans under incremental facilities under the Credit Agreement on terms and conditions and in the maximum aggregate principal amounts set forth therein.

The Tranche A-3 term advances are subject to the same terms and conditions as the Tranche A-1 term advances comprising the Original Credit Facilities.  The Tranche A-4 term advances are subject to the same terms and conditions as the Tranche A-2 term advances comprising the Original Credit Facilities. The Incremental Term Credit Facilities mature contemporaneously with the Original Credit Facilities in April 2020.  Borrowings under the Incremental Term Credit Facilities bear interest, at the Partnership’s option, at either a base rate plus an applicable margin or at a Eurodollar rate (with a 1.00% floor) plus an applicable margin.  The applicable margin is (i) for Tranche A-3 base rate borrowings, 3.10% through April 2017, 2.95% thereafter through April 2018 and 2.80% thereafter, and for Tranche A-3 Eurodollar rate borrowings, 4.10% through April 2017, 3.95% thereafter through April 2018 and 3.80% thereafter and (ii) 3.25% for Tranche A-4 base rate borrowings and 4.25% for Tranche A-4 Eurodollar rate borrowings.  During the continuance of an event of default, overdue amounts under the Incremental Term Credit Facilities will bear interest at 2.00% plus the otherwise applicable interest rate.

The Incremental Term Credit Facilities include customary lender and agency fees, including a 1.00% fee paid by the Partnership to the lenders under the Incremental Term Credit Facilities at the closing of the Assumption Agreement.

Interest is payable quarterly for Tranche A-3 and Tranche A-4 advances bearing interest at the base rate and at the end of the applicable interest period for Tranche A-3 and Tranche A-4 advances bearing interest at the Eurodollar rate. The principal amount of the Tranche A-3 advances is payable in quarterly installments of 0.50% through March 2017, 0.75% thereafter through March 2018 and 1.25% thereafter, in each case subject to a quarterly increase of 0.50% during each year if less than 75% of the aggregate projected production capacity of the Partnership’s wood pellet production plants for the two-year period beginning on January 1 of such year is contracted to be sold during such period pursuant to certain qualifying off-take contracts.  The principal amount of the Tranche A-4 advances is payable in equal quarterly installments of 0.25%. All outstanding amounts under the Senior Secured Credit Facilities will be due and the letter of credit commitments will terminate on the maturity date or upon earlier prepayment or acceleration.

The Partnership is required to make mandatory prepayments of the Senior Secured Credit Facilities with the proceeds of certain asset sales and debt incurrences. The Partnership may voluntarily prepay the Senior Secured Credit Facilities in whole or in part at any time without premium or penalty, except that prepayments of any portion of the Senior Secured Credit Facilities made in connection with a repricing transaction (as well as any repricing of the Senior Secured Credit Facilities) prior to the six-month anniversary of the Assumption Agreement closing date will incur a premium of 1.00% of amounts prepaid (or repriced).

The Incremental Term Credit Facilities are guaranteed and secured on the same basis as all obligations under the Credit Agreement. The Credit Agreement contains certain covenants, restrictions and events of default including, but not limited to, a change of control restriction and limitations on the Partnership’s ability to (i) incur indebtedness, (ii) pay dividends or make other distributions, (iii) prepay, redeem or repurchase certain debt, (iv) make loans and investments, (v) sell assets, (vi) incur liens, (vii) enter into transactions with affiliates, (viii) consolidate or merge and (ix) assign certain material contracts to third parties or unrestricted subsidiaries. The Partnership will be restricted from making distributions if an event of default exists under the Credit Agreement or if the Partnership’s interest coverage ratio (determined as the ratio of consolidated EBITDA, as defined by the Credit Agreement, to consolidated interest expense, determined quarterly) is less than 2.25:1.00 at such time. Pursuant to the Credit Agreement, the Partnership is required to maintain, as of the last day of each fiscal quarter, a ratio of total debt to consolidated EBITDA (“Total Leverage Ratio”), as defined in the Credit Agreement, of not more than a maximum ratio, initially set at 4.25:1.00 and stepping down to 3.75:1.00 during the term of the Credit Agreement; provided that the maximum permitted

Total Leverage Ratio will be increased by 0.50:1.00 for the period from the consummation of certain qualifying acquisitions through the end of the second full fiscal quarter thereafter. Immediately following the borrowing of the Incremental Term Credit Facilities, an affiliate of Enviva Holdings purchased $15.0 million aggregate principal amount of Tranche A-4 term advances from a Credit Agreement lender for a purchase price net of a 1.00% lender fee, and such affiliate became a lender pursuant to the Credit Agreement.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Assumption Agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference, and the Credit Agreement, which was filed as Exhibit 10.13 to Amendment No. 4 to the Partnership’s Registration Statement on Form S-1 filed on April 15, 2015 and is incorporated herein by reference.

Item 2.01.                Completion of Acquisition or Disposition of Assets.

The description in Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 3.02.                Unregistered Sales of Equity Securities.

The description in Item 1.01 above is incorporated in this Item 3.02 by reference.

Item 7.01.                Regulation FD Disclosure.

On December 11, 2015, the Partnership issued a press release announcing that it entered into and consummated the transactions contemplated by the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.                Other Events.

In connection with the closing of the transactions contemplated by the Contribution Agreement, the following transactions also occurred on December 11, 2015:

•                  The Hancock JV entered into an assignment and assumption agreement with Enviva LP to transfer and assign a ten-year take-or-pay off-take contract with Drax Power Limited to Enviva LP.  The off-take contract commenced on December 1, 2015, and Enviva LP will supply 385,000 MT for the first delivery year and 500,000 metric tons per year (“MTPY”) for years two through ten.

•                  The Hancock JV and Enviva LP entered into a termination agreement to terminate the Biomass Fuel Supply Confirmation No. 1 under the Master Biomass Purchase and Sale Agreement dated as of April 9, 2015 by and between Enviva LP and the Hancock JV and (the “Biomass Purchase Agreement”). Pursuant to the Biomass Purchase Agreement, the Hancock JV sold to Enviva LP, on a fixed-price basis, approximately 42,000 MT of wood pellets per month through November 2015.

•                  The Hancock JV and Enviva Port of Chesapeake, LLC (“Port of Chesapeake”) entered into a termination agreement to terminate the Terminal Services Agreement dated April 9, 2015 by and between Port of Chesapeake and the Hancock JV (the “Terminal Services Agreement”).  Pursuant to the Terminal Services Agreement, Port of Chesapeake provided terminal services at the Partnership’s Chesapeake port for production from the wood pellet production plant owned by Southampton that was not sold to Enviva LP under the Biomass Purchase Agreement.

Item 9.01.                Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information.

The Partnership will file the pro forma financial information required by this Item not later than 71 days after the date on which this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	Contribution Agreement by and between Enviva Wilmington Holdings, LLC and Enviva Partners, LP dated December 11, 2015

10.1

First Incremental Term Loan Assumption Agreement, dated as of December 11, 2015, by and among Enviva Partners, LP, certain subsidiaries of Enviva Partners, LP, as Guarantors, the Lenders party thereto, and Barclays Bank PLC, as administrative agent

99.1	Press release dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: December 17, 2015
	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Contribution Agreement by and between Enviva Wilmington Holdings, LLC and Enviva Partners, LP dated December 11, 2015

10.1

First Incremental Term Loan Assumption Agreement, dated as of December 11, 2015, by and among Enviva Partners, LP, certain subsidiaries of Enviva Partners, LP, as Guarantors, the Lenders party thereto, and Barclays Bank PLC, as administrative agent

99.1	Press release dated December 11, 2015